Exhibit 10.2

AGREEMENT

This Agreement is made and entered into as of the 7th day of May, 2009 by and between MathStar, Inc., a Delaware corporation (the “Company”), and Douglas M. Pihl (“Pihl” or “Employee”) (collectively, the “Parties”).

RECITALS

WHEREAS, at a meeting of the Board of Directors of the Company (the “Board”) on May 20, 2008, and in connection with the curtailment of the Company’s operations, the Board approved severance payments for the Company’s employees, including Pihl;

WHEREAS, the Company and Pihl entered into a Severance Agreement effective July 14, 2008 (the “Severance Agreement”);

WHEREAS, severance payments subsequently were made to all of the Company’s employees, including Pihl, who received $216,286.00 on July 31, 2008 (the “Severance Payment”);

WHEREAS, because it was not the intent of the Company’s Board to pay Pihl a severance payment until his employment with the Company was severed, the Parties wish to rescind, cancel and revoke the Severance Agreement in its entirety, including, without limitation, all rights and obligations the Parties may have, respectively, as set forth in the Severance Agreement;

WHEREAS, Employee shall be entitled to receive severance pay in the future unless (1) the Company terminates Employee’s employment with the Company for “Cause,” as the term “Cause” is hereinafter defined, or (2) Employee dies while employed by the Company, and in exchange for Employee’s signature to and agreement to be bound by the terms and conditions of the Severance and Release Agreement substantially in the form attached hereto as Exhibit A; and

WHEREAS, the Parties intend the WHEREAS clauses to be incorporated herein as terms of this Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1.                                       Definitions.  The Parties intend all words used in this Agreement to have their plain meanings in ordinary English.  Specific terms we use in this Agreement have the following meanings:

A.                                   Employee, as used herein, shall include the undersigned Employee and anyone who has obtained any legal rights or claims through the undersigned Employee.

B.                                     Cause, as used herein, shall mean Employee’s (i) theft or embezzlement of Company property or property of Company’s customers, (ii) gross negligence, willful misconduct or insubordination in the performance of Employee’s job duties, (iii) conviction of a felony or of any crime involving misrepresentation, moral turpitude or fraud, or (iv) habitual neglect of Employee’s job duties.

C.                                     Company, as used herein, shall at all times mean MathStar, Inc., its parent company (if applicable), its subsidiaries, successors and assigns, its affiliated and predecessor companies, their successors and assigns, their affiliated and predecessor companies, and the present or former directors, officers, employees, representatives, and agents (including, without limitation, its accountants and attorneys) of any of them, whether in their individual or official capacities, and the current and former trustees or administrators of any pension or other benefit plan applicable to employees or former employees of the Company, in their official or individual capacities.

2.                                       Rescission and Waiver.  The Parties hereby rescind, cancel and revoke all rights and obligations under the Severance Agreement, including, without limitation, payment of the Severance Payment to Pihl.

3.                                       Repayment of Severance.  On the date of this Agreement, Pihl shall repay to the Company the Severance Payment, net of federal and state withholding taxes and medical insurance premiums, consisting of a payment of $118,112.00, plus interest accruing on such amount from July 31, 2008 to the date of this Agreement, for a total repayment amount of $119,441.00 (the “Repayment Amount”).  The Company hereby acknowledges receipt of the Repayment Amount.

4.                                       Acknowledgments By Pihl.  Pihl acknowledges and represents that:  (a) he has read this Agreement and understands its consequences; (b) he has received adequate opportunity to read and consider this Agreement; (c) he has been given the opportunity to consult with legal counsel prior to executing this Agreement; and (d) he has determined to execute this Agreement of his own free will and acknowledges that he has not relied upon any statements or explanations made by Company regarding this Agreement.

5.                                       Entire Agreement.  This Agreement, including any exhibits attached hereto or documents expressly referred to herein, contains the entire agreement between Company and Employee and supersedes and cancels any and all other agreements, whether oral or in writing, between Company and Employee with respect to the matters referred to herein, including without limitation, the Severance Agreement.

6.                                       Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Oregon.

(The remainder of this page intentionally left blank.)

2

7.                                       Counterparts.  This Agreement may be executed in counterparts with an executed counterpart to be delivered to the other party.  Each such executed counterpart shall be deemed an original but shall constitute one and the same instrument.

MATHSTAR, INC.

Dated: May 7, 2009	By:	/s/ Benno G. Sand
Benno G. Sand
Director

Dated: May 7, 2009	/s/ Douglas M. Pihl
Douglas M. Pihl

3

Exhibit A

SEVERANCE AND RELEASE AGREEMENT

In exchange for the promises and covenants contained herein, MathStar, Inc., a Delaware corporation (the “Company”), and Douglas M. Pihl (“Employee”) hereby agree as follows:

1.                                       Definitions.  We intend all words used in this Severance and Release Agreement (“Agreement”) to have their plain meanings in ordinary English.  Specific terms we use in this Agreement have the following meanings:

A.                                   Employee, as used herein, shall include the undersigned Employee and anyone who has obtained any legal rights or claims through the undersigned Employee.

B.                                     Company, as used herein, shall at all times mean MathStar, Inc., its parent company, its subsidiaries, successors and assigns, its affiliated and predecessor companies, their successors and assigns, their affiliated and predecessor companies, and the present or former directors, officers, employees, representatives, and agents (including, without limitation, its accountants and attorneys) of any of them, whether in their individual or official capacities, and the current and former trustees or administrators of any pension or other benefit plan applicable to employees or former employees of the Company, in their official or individual capacities.

C.                                     Employee’s Claims, as used herein, means all of the rights Employee has now to any relief of any kind from the Company, whether or not Employee now knows about those rights, arising out of his employment with the Company and his separation from employment with the Company, including, without limitation, claims arising under the Age Discrimination in Employment Act, as amended by the Older Worker Benefit Protection Act; the Oregon civil rights laws codified in Oregon Revised Statute sections 659A.100, et seq.; the Americans with Disabilities Act; Title VII of the Civil Rights Act of 1964, as amended; The Family Medical and Leave Act; or other federal, state or local civil rights laws; all claims for alleged breach of fiduciary duty under Section 409 of the Employee Retirement Income Security Act allegedly impairing the value of Employee’s accounts under any qualified retirement plan sponsored by MathStar, Inc.; claims for breach of contract; fraud or misrepresentation; defamation, intentional or negligent infliction of emotional distress; breach of covenant of good faith and fair dealing; promissory estoppel; negligence; wrongful termination of employment; and any other claims for unlawful employment practices.

2.                                       Separation Date.  Employee’s last day of work for Company was                   (“Separation Date”).

3.                                       Company’s Obligations and Severance Agreements.  In consideration for Employee’s promises contained herein, specifically including, but not limited to, the release of all claims by Employee and Employee’s promises to refrain from disclosing confidential information of the Company, the Company agrees as follows:

A.                                   Severance Payment.  The Company agrees to pay to Employee a Severance payment of $             (“Severance Payment”), which is equal to twelve (12) months of Employee’s base salary calculated at Employee’s regular rate of pay as of the Separation Date.  This Severance Payment will be payable in one lump sum after the expiration of the Rescission Period, as hereinafter defined.  The Severance Payment shall be subject to all federal and state withholding taxes and FICA.

B.                                     Medical Insurance Benefits.  The Company, pursuant to federal and state law, will provide, for a period of eighteen (18) months following the effective date of Employee’s termination (“COBRA Period”), a continuation of the group medical insurance coverage previously provided to Employee by the Company or comparable medical insurance coverage, the terms and conditions of which shall comply with the American Recovery and Reinstatement Act of 2009, if applicable.

4.                                       Employee Obligations.  As material inducement to Company in entering into this Agreement and providing the consideration described in Section 3, Employee hereby agrees as follows:

A.                                   Release.  Employee agrees to release all Employee’s Claims.  Employee acknowledges that the money and promises received and to be received by Employee are in exchange for the release of Employee’s Claims.

B.                                     Covenant Not To Sue.  Employee agrees that he will not initiate any litigation to pursue claims which Employee released in Section 4.A.  This covenant does not apply to litigation challenging the validity of Section 4.A.  Excluded from this covenant are any claims which cannot be waived by law, including, without limitation, the right to file a charge with or participate in any investigation conducted by the Equal Employment Opportunity Commission (“EEOC”) or any state or local agency.  Employee agrees to waive, however, his right to any monetary recovery should the EEOC or any state or local agency pursue any claims on Employee’s behalf.  Further, employee agrees to pay Company’s attorneys fees if Employee breaches the covenant not to sue contained in this Section 4.B.

C.                                     Company Property.  Employee will return all property belonging to Company to Company immediately upon the execution of this Agreement, whether such property is currently on or off the premises of Company, including, without limitation, any and all computer hardware or computer software.

D.                                    Confidentiality.  For all time hereafter forever, Employee will not use or make available or divulge to any person, firm, corporation or other entity any information of or regarding Company including, without limitation, trade secrets, customer lists, business policies, financial information, technical information, methods of operation, marketing programs, customer price lists or any other confidential or secret information concerning the business and affairs of Company or any of its affiliates.

E.                                      Confidentiality of Agreement.  Employee agrees that he will keep the terms and conditions of this Agreement strictly confidential except that Employee may disclose the terms and conditions of this Agreement to his spouse, if any, attorney, tax preparer, government agencies, or as required by law.  Employee agrees that in the event that Employee discloses any of the terms of this Agreement, including the fact of payment other than as set forth above, he shall be liable to Company as set forth in Section 4.G. of this Agreement and for any and all injuries or damages sustained by Company including costs, disbursements and attorneys’ fees incurred by Company as a direct result of Employee’s disclosure.

F.                                      Non-Disparagement.  Employee agrees that he shall not disparage or defame Company in any respect.

G.                                     Remedies.  Employee acknowledges that any breach of any of the promises set forth in Sections 4.C, 4.D., 4.E., and 4.F. will cause Company irreparable harm for which there is no adequate remedy at law and Employee therefore consents to the issuance of any injunction in favor of Company enjoining the breach of any of those promises by any court of competent jurisdiction.  If any promise made by Employee in this Section 3 should be held to be unenforceable because of its scope or duration, or the area or subject matter covered thereby, Employee agrees that the court making such determination shall have the power to reduce or modify the scope, duration, subject matter or area of that promise to the extent that allows the maximum scope, duration, subject matter or area permitted by applicable law.  Employee further agrees that the remedies provided for herein are in addition to, and are not to be construed as replacements for, or a limitation of, rights and remedies otherwise available to Company.

5.                                       Employee’s Understandings.  Employee acknowledges and represents that:

A.                                   Employee understands that he has the right to consult with an attorney regarding the meaning and effect of this Agreement.

B.                                     Employee also understands that he has a period of at least forty-five (45) calendar days from the date on which he receives an unsigned copy of this Agreement in which to consider whether or not to sign this Agreement and that, having been advised of that entitlement, he may elect to sign this Agreement at any time prior to the expiration of that time period.  Employee understands that any revisions to this that are not material will not restart the forty-five day period.  However, Employee understands that he shall not execute this Agreement at any time before the Separation Date.

C.                                     Employee understands that he may rescind (that is, cancel) within seven (7) calendar days of signing the Agreement the provisions of Section 4.A. of this Agreement with respect to claims arising under the Age Discrimination in Employment Act (the “Rescission Period”).  To be effective, rescission must be in writing, delivered to Company at                         , Attn:                        , within the Rescission Period, or sent to Company, at such address, by certified mail, return receipt requested, postmarked within the applicable rescission period.

6.                                       Cancellation of Agreement By Company.  If Employee exercises his right of rescission under Section 5.C. of this Agreement, Company will have the right, exercisable by written notice delivered to Employee, to terminate this Agreement in its entirety, in which event Company will have no obligation whatsoever to Employee hereunder.  If Employee exercises his right of rescission under Section 5.C. of this Agreement, and Company does not exercise its right to terminate this Agreement hereunder, the remaining provisions of this Agreement (including specifically the remaining provisions of Section 4 of this Agreement) shall remain valid and continue in full force and effect.

7.                                       Performance By Employee.  Nothing contained herein shall operate as a waiver or an election of remedies by Company should Employee fail to perform any duty or obligation imposed upon him hereunder.  Notwithstanding anything contained herein to the contrary, this Agreement and the duties and obligations of Employee hereunder shall continue in full force and effect irrespective of any violation of any term or provision of this Agreement by Employee.

8.                                       No Admission Of Liability.  The parties agree that this Agreement shall not be considered an admission of liability by Company.  Company expressly denies that it is in any way liable to Employee or that it has engaged in any wrongdoing with respect to Employee.

9.                                       Employee Acknowledgments.  Employee acknowledges and represents that:  (a) he has read this Agreement and understands its consequences; (b) he has received adequate opportunity to read and consider this Agreement; (c) he has determined to execute this Agreement of his own free will and acknowledges that he has not relied upon any statements or explanations made by Company regarding this Agreement; and (d) the promises of Company made in this Agreement constitute fair and adequate consideration for the promises, releases and agreements made by Employee in this Agreement.

10.                                 Entire Agreement.  This Agreement , including any exhibits attached hereto or documents expressly referred to herein, contains the entire agreement between Company and Employee and supersedes and cancels any and all other agreements, whether oral or in writing, between Company and Employee with respect to the matters referred to herein; provided, however, that this Agreement does not supersede, cancel or otherwise void that certain Employee Confidentiality, Non-Disclosure and Intellectual Property Agreement and that certain Agreement between Employee and Company dated May         , 2009 regarding Employee’s repayment of severance pay, both of which shall remain in full force and effect.

11.                                 Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Oregon.

12.                                 Effective Date.  This Agreement was originally offered to Employee on or about                   .  Employee shall have until the latter of the close of business on                     or the Separation Date, to accept this Agreement, which Employee acknowledges is at least 45 days from the date Employee received this Agreement, but Employee shall not sign this Agreement at any time before the Separation Date.  If Employee desires to accept this Agreement, Employee shall execute the Agreement and return the same to Company at the address set forth in Section 5.C. hereof.  If Employee does not so accept this Agreement, this Agreement, and the offer contained herein, shall be null and void as of the close of business on                              .

13.                                 Counterparts.  This Agreement may be executed in counterparts with an executed counterpart to be delivered to the other party.  Each such executed counterpart shall be deemed an original but shall constitute one and the same instrument.

MATHSTAR, INC.

Dated:	By:
Signature

Name Typed or Printed

Its:
Title Typed or Printed

Dated:
Douglas M. Pihl